FORM OF REVOLVING LOAN NOTE

U.S. $
      -----------------------                                  Chicago, Illinois
                                                               December   , 1999
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            FOR  VALUE  RECEIVED,  the  undersigned,                        ,  a
                                                      ----------------------
            Corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY
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to the order of                          (the  "Lender")  the  principal  sum of
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                              AND  NO/100  DOLLARS  ($                ),  or, if
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less, the aggregate  unpaid amount of all  "Revolving  Loans" (as defined in the
Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

            The Borrower promised to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

            Both principal and interest are payable in Dollars to the Agent (as defined below), to such account as the Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Eurocurrency Rate Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; PROVIDED that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

            This Revolving Loan Note is one of the promissory notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December 16, 1999 among the Borrower, the financial institutions parties
thereto (the  "Lenders"),  and                  (having its principal  office in
                                --------------
Chicago,  Illinois),  individually  and as agent (the  "Agent") on behalf on the
Lenders,  and                      ,  as lead arranger and sole book runner (the
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"Lead  Arranger  and Sole Book  Runner") on behalf of the  Lenders (as  amended, restated, supplemented or modified from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the lender to the borrower under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan to it being evidenced by this Revolving Loan Note, and


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(ii) contains  provisions for  acceleration  of the maturing hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

            Whenever in this Revolving Loan Note reference is made to the Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

            This Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Illinois.

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                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: